EXHIBIT 11

18012 Sky Park Circle, Suite 100

Irvine, California 92614

tel 949-852-1600

fax 949-852-1606

www.rjicpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement to Form 1-A of our report dated March 30, 2023, relating to the consolidated financial statements of Vemanti Group, Inc. and Subsidiary as of and for the years ended December 31, 2022, and 2021 and consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Irvine, California

June 5, 2023